SERVICES AND MEMBERSHIP PURCHASE AGREEMENT: REVIVAL AI LLC

This Services and Membership Purchase Agreement (the "Agreement") is made effective as of the 28th day of October 2019 (the "Effective Date") by and between William J. Robinson III and Kristin Robinson (each a "Seller" and collectively, the "Sellers"), whose address is 13593 Park Meadows Dr., Peyton, CO 80831-4144; Revival AI LLC (the "Company"), whose address is 11605 Meridian Market View U124#254, Falcon, CO 80831; and Model Rocket LLC, a Nevada limited liability company (the "Buyer"), whose mailing address is 63 Keystone Ave., #103, Reno, NV 89503. The Sellers, the Company, and the Buyer may hereinafter be referred to individually as a "Party" or collectively as the "Parties".

Recitals

A. WHEREAS, the Company is a Colorado limited liability company; and

B. WHEREAS, William J. Robinson III owns 500 Units of membership interest in the Company, which is equal to fifty percent (50%) of the total membership interest in the Company; and

C. WHEREAS, Kristin Robinson owns 500 Units of membership interest in the Company, which is equal to fifty percent (50%) of the total membership interest in the Company; and

D. WHEREAS, Sellers collectively own 1,000 Units of membership interest in the Company, which is equal to one hundred percent (100%) of the total membership interest in the Company; and

E. WHEREAS, the Company desires to receive certain services from the Buyer; and

F. WHEREAS, the Sellers, collectively, desire to sell 100 Units of membership interest in the Company (the "Membership Interest"), which is equal to ten percent (10%) of the membership interest in the Company, to the Buyer as partial consideration for the services that the Buyer will provide to the Company, and the Buyer desires to purchase the Membership Interest upon the terms and conditions hereinafter set forth.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers, the Company, and the Buyer agree as follows:

1. Services.

a. The Buyer shall perform the services for the Company that are set forth in Exhibit A, attached (the "Services"). In consideration of the Buyer's performance of the Services, the Buyer shall issue invoices to the Company consistent with the provisions of Exhibit A, and the Company shall remit payment on those invoices to the Buyer consistent with the provisions of Exhibit

A; provided, however, that neither the Buyer's invoices for the Services nor the Company's obligation to pay for the Services shall exceed $65,000.00 in the aggregate.

b. Time for Performance. The Time for Performance under this Section 1 is 5:00 PM Mountain Time on March 31, 2020. The Buyer shall perform all Services on or before the Time for Performance.

2. Sale and Purchase of Membership Interest. The Sellers shall sell, and the Buyer shall purchase, the Membership Interest as set forth in this Section 2.

a. Additional Consideration for Performance of Services. As additional consideration for the Buyer's performance of the Services, the Sellers shall transfer the Membership Interest to the Buyer upon the Buyer's successful completion of all of the Services on or before the Time for Performance.

b. Form of Transfer of Membership Interest. The Sellers shall transfer the Membership Interest to the Buyer as follows: William J. Robinson III and Kristin Robinson will each transfer 50 Units of membership interest in the Company to the Buyer.

c. Sale and Purchase Contingent on Performance of Services. The Sellers' duty to transfer the Membership Interest pursuant to this Section 1 is contingent on the Buyer's successful completion of the Services on or before the Time for Performance. In the event that the Buyer does not successfully complete the Services on or before the Time for Performance, then (i) the Sellers will have no duty to transfer the Membership Interest to the Buyer, and (ii) the Buyer's only consideration for performing the Services will be the Company's payment of the Buyer's invoices, as set forth in this Section 1, which shall not exceed $65,000.00 in the aggregate.

3. Remedies.

a. Company's and Sellers' Remedies. In the event that the Buyer (a) fails to perform when due any of its obligations under this Agreement or (b) breaches any of its covenants, representations, or warranties set forth herein, the Sellers and the Company shall have the right to seek remedies for breach of this Agreement or seek any other remedies at law or equity.

b. Buyer's Remedies. In the event that the Sellers (a) fail to perform when due any of their obligations under this Agreement or (b) breach any of their covenants, representations, or warranties set forth herein, the Buyer shall have the right to (a) seek remedies for breach of this Agreement or (b) seek any other remedies at law or equity.

c. Remedies Not Exclusive. The Sellers', the Company's, and the Buyer's remedies under this Agreement shall not be exclusive of any other remedies the Company, the Sellers, or the Buyer might have arising or relating to the Buyer's performance of the Services.

4. Representations and Warranties of the Company and the Sellers. The Company and the Sellers represent and warrant to the Buyer as follows:

a. The Sellers are the owners of the Membership Interest being sold by way of this Agreement, the Sellers have full power and authority to sell, transfer, assign, and convey

the Membership Interest to Buyer free and clear of all liens, pledges, encumbrances, restrictions or rights of any other parties, and there are no outstanding options, contracts, or commitments with respect to any portion of the Membership Interest owned by the Sellers other than in accordance with the terms and conditions of this Agreement.

b. The Company (a) is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Colorado; (b) is properly licensed or registered, and has all necessary corporate powers and authority to own its properties and assets and carry on its business as now being conducted; and (c) is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary.

c. Neither the Company nor the Sellers have publicly advertised the Membership Interest for sale.

d. Neither the Company nor the Sellers have engaged in general solicitation of investors to purchase the Membership Interest.

5. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers and the Company as follows:

a. The Buyer has the full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed, and delivered by the Buyer, and this Agreement constitutes legal, valid, and binding obligations of the Buyer enforceable in accordance with their respective terms.

b. The Buyer has enough knowledge and experience in finance and business matters to be a "sophisticated investor" (i.e., able to evaluate the risks and merits of an investment) for purposes of its purchase of the Membership Interest.

c. The Company has furnished or otherwise made available to the Buyer financial statement information and non-financial statement information regarding the Company sufficient to provide the Buyer with an understanding of the Company, its business, and the Membership Interest.

d. The Buyer has enough knowledge and experience in finance and business matters such that it is able to bear any and all economic risks relating to its purchase of the Membership Interest.

e. The Buyer is acquiring the Membership Interest for investment and not with a view toward distribution or sale thereof.

f. The Buyer agrees that it will not resell or distribute the Membership Interest to the public.

g. The Buyer is not aware of any public advertising for the sale of the Membership Interest.

h. The Buyer is not aware of any general solicitation of the Membership Interest by the Company or the Sellers.

6. Indemnification. The Company and the Sellers shall indemnify, defend, and hold harmless the Buyer from and against any and all claims, liability, judgments, awards, losses, damages, costs, or expenses (including reasonable attorneys' and accountants' fees) arising out of or resulting from (a) a breach or nonfulfillment by the Company or the Sellers of any covenant, agreement, or warranty herein and (b) the material inaccuracy of any representation made or granted by the Company or the Sellers herein. The Buyer shall indemnify, defend, and hold harmless the Company and the Sellers from and against any and all claims, liability, judgments, awards, losses, damages, costs, or expenses (including reasonable attorneys' and accountants' fees) arising out of or resulting from (a) a breach or nonfulfillment by the Buyer of any covenant, agreement, or warranty herein and (b) the material inaccuracy of any representation made or granted by the Buyer herein.

7. Survival of Representations and Warranties. All representations and warranties made hereunder shall be accurate in all material respects and binding upon the respective parties on the date of this Agreement and shall survive the delivery of the Membership Interest sold hereunder.

8. Operating Agreement. The Buyer agrees to be bound by the Operating Agreement of the Company upon the close of its purchase of the Membership Interest.

9. Members' Agreement. The Buyer agrees to be bound to the Members' Agreement for Revival AI LLC upon the close of its purchase of the Membership Interest.

10. Registration of Membership Interest. The Parties hereby stipulate and agree that the Membership Interest has not and will not be registered under any state of federal securities laws, and the sale of the Membership Interest is exempt from such registration.

11. Conditions Precedent to the Obligations of Buyer. The obligations of the Buyer with respect to the purchase of the Membership Interest shall be subject to the fulfillment, or the waiver by Buyer, at or prior to the date of the Closing of the following conditions:

a. The representations and warranties of the Company and the Sellers contained in this Agreement shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

b. The Company and the Sellers have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by the Company and the Sellers prior to or at the Closing.

12. Conditions Precedent to Each of Seller's Obligations. The obligations of the Sellers with respect to the sale of the Membership Interest shall be subject to the fulfillment, or the waiver by the Sellers, at or prior to the date of the Closing of the following conditions:

a. The representations and warranties of the Buyer contained in this Agreement shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

b. The Buyer shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by the Buyer prior to or at the Closing.

13. Closing. The final closing of the sale of the Membership Interest shall take place at the offices of the Company at such time following the Time for Performance and at such place as the Parties hereto may mutually agree such time and event herein referred to as the "Closing."

14. Other Provisions.

a. Governing Law. This Agreement, and all other disputes or issues arising from or relating to this Agreement, shall be governed by the laws of the State of Colorado, irrespective of the choice of law rules of any jurisdiction. The Parties expressly agree to resolve any disputes arising from or relating to this Agreement in a court of competent jurisdiction located within the State of Colorado and, as such, consent to personal jurisdiction, venue, and subject matter jurisdiction before said court.

b. Entire Agreement. This Agreement contains the entire agreement between the Parties with regard to the matters set forth therein and supersedes any and all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

c. Modifications of Agreement. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the Party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the Parties arising out of or affecting this Agreement, or the rights or obligations of the Parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

d. Attorneys' Fees. In the event that a civil action, arbitration, or other legal proceeding is brought by a Party to enforce any part of this Agreement or to determine any rights of any of the Parties hereunder, the prevailing Party in any such proceeding shall be awarded reasonable attorneys' fees, expenses, and costs incurred.

e. Assignment. Neither this Agreement, nor the rights or obligations of the Parties hereto, may be assigned or delegated in whole or in part; provided, however, that this Agreement and any of the Company's rights hereunder may be assigned to a parent, subsidiary, or affiliated company or to a successor company by acquisition, merger, reorganization, or consolidation or to a purchaser of all, or a substantial portion, of the Company's assets, if such assignee or successor in interest shall expressly assume all of the obligations of the Company hereunder.

f. Severability. If any court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, the remainder of the Agreement shall remain fully enforceable. To the extent that any court of competent jurisdiction concludes that any provision of this Agreement is void or voidable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable.

g. Waiver. No provision of this Agreement shall be deemed waived, nor shall there be an estoppel against the enforcement of any such provision, except by a writing signed by the Party charged with the waiver or estoppel. No waiver shall be deemed continuing unless specifically stated therein, and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any act other than that specifically waived.

h. Construction/Headings. Headings in this Agreement are for convenience only and shall not control the meaning of this Agreement. Whenever applicable, masculine and neutral pronouns shall equally apply to the feminine genders; the singular shall include the plural and the plural shall include the singular. The recitals to this Agreement are hereby incorporated by reference as if fully set forth herein.

i. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original, and all of which when executed shall constitute one and the same instrument. In addition, this Agreement may be executed by facsimile or electronically transmitted signature, which shall be deemed binding on the Parties. Copies of this Agreement shall have the same cause and effect as an original, and the Parties expressly waive any right to assert that such copies fail to comply with Rule 1002 and/or Rule 1003 of the Colorado Rules of Evidence, or any equivalent rule of law or evidence of any other jurisdiction.

j. Successors. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their successors in interest. Nothing in this Agreement is intended to confer upon any other person or entity any rights or remedies under or by reason of this Agreement.

k. Representations. Each Party has carefully read the foregoing Agreement, knows and understands its contents, and agrees to it freely. The Parties acknowledge and agree that they have been represented and advised by independent counsel of their choice throughout all negotiations which preceded the execution of this Agreement. Accordingly, no provision of this Agreement shall be construed against any Party to this Agreement because that Party, or its counsel, drafted or assisted in the drafting of the provision. This Agreement and all of its terms shall be construed equally as to all Parties hereto.

l. Authority. Each signatory to this Agreement hereby represents and warrants that he or she has the authority to enter into this Agreement for his or herself and/or on behalf of the persons/entities for whom he or she is signing.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date:

THE COMPANY:

REVIVAL AI LLC

____
By: William J. Robinson III
Its: Manager

____
By: Kristin Robinson
Its: Manager

THE SELLERS:

WILLIAM J. ROBINSON III

____

KRISTIN ROBINSON

____

THE BUYER:

MODEL ROCKET LLC

____
By: Rob Rodriguez
Its: Manager

____
By: Jon Thies
Its: Manager